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Creating Communities in Our Properties™

WHITESTONE REIT

Randalls

Supplemental Operating & Financial Data

For the Quarter ended September 30, 2017

KOTTA

STARBUCKS COFFEE
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WSR
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NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of September 30, 2017, we wholly owned 58 Community Centered Properties® with
58 Community Centers	approximately 5.0 million square feet of gross leasable area, located in six of the top markets in the United States in
5.0 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14
1,317 tenants	properties with approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone
Capital REIT Operating Partnership LP.

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 38.5 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of September 30, 2017 provided a 40% premium rental rate compared to our larger
1.1 Million	space tenants. The largest of our 1,317 tenants at our wholly owned properties comprised only 3.0% of our annualized base rental revenues for the three months ended September 30, 2017.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.5%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	Hilliard Lyons	JMP Securities	Ladenburg Thalmann	Maxim Group
Jack L. Mahaffey	Carol L. Kemple	Mitch Germain	Daniel P. Donlan	Michael Diana
James C. Mastandrea	502.588.1839	212.906.3546	212.409.2056	212.895.3641
David F. Taylor	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com	mdiana@maximgrp.com
Trustee Emeritus:
Daniel G. DeVos	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
* As of October 31, 2017	813.273.8252	212.303.4124	540.277.3366
** Based on common share price	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com
of $13.36 as of close of market on
October 31, 2017.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Third Quarter 2017 Results
-Strengthens Diversity and Leadership of Board with Addition of Two New Independent Trustees-
-Reaffirms Full Year 2017 Guidance-

HOUSTON, November 1, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the third quarter ended September 30, 2017. Whitestone acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s national, regional and local tenants provide daily necessities, needed services and entertainment not readily available online to the communities they serve.

Highlights

•	Strengthens Board of Trustees (the “Board”) by adding two independent trustees, increasing cognitive and gender diversity

•	Inclusion into the S&P SmallCap 600 Index on September 8, 2017

•	Operating Portfolio occupancy climbs above 90%

•	Reaffirms full year 2017 guidance

Third Quarter 2017 Compared to Third Quarter 2016:
All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

•	Net Income Attributable to Whitestone REIT (“Net Income”) of $3.0 million

•	133% growth in Net Income per share to $0.07

•	60% growth in Funds from Operations (“FFO”) to $10.1 million

•	19% growth in FFO per share to $0.25

•	33% growth in FFO Core to $13.1 million. FFO Core per share of $0.33 in both periods

•	32% growth in revenues to $33.7 million

•	30% growth in Net Operating Income (“NOI”)

•	4.7% same store NOI growth in wholly owned properties. 2.9% same store growth in all properties, including consolidated partnership properties (“non-core” legacy assets)

•	20.3% increase in annualized base rent per square foot for wholly owned properties to $18.84

•	7.6% rental rate increase on new and renewal leases executed in wholly owned properties (GAAP Basis, Trailing Twelve Months)

•	Increase in Operating Portfolio occupancy to 90.1% from 87.6%

“We continue to see strong results from our neighborhood centers located in targeted communities with high household incomes, educated workforces, and positive household growth projections, as evidenced by our 4.7% same store NOI growth and Operating Portfolio occupancy climbing above 90%,” commented Jim Mastandrea, Chairman and Chief Executive Officer. “With a heightened focus on driving efficiencies throughout our operating platform and overall cost structure, Whitestone increased year over year gross real estate assets by more than $225 million and revenues by 32%. We also took steps to enhance our corporate governance and ensure that our practices align with our culture by adding two new trustees who bring independence, diversity and leadership experience to our Board. Our commitment to serving e-commerce resistant retailers and providing daily essential services is what differentiates Whitestone from our peers, and positions the Company to continue delivering strong results and driving shareholder value.”

Real Estate Portfolio Update

Community Centered Properties® Portfolio Statistics:

As of September 30, 2017, Whitestone wholly owned 58 Community Centered Properties® with 5.0 million square feet of gross leasable area ("GLA"). The portfolio comprises 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s retail Community Centered Properties® are located in Austin (4), San Antonio (3), Dallas-Fort Worth (6), Houston (17) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%.

The Company’s properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership L.P.

At the end of the third quarter of 2017, the Company's diversified tenant base comprised approximately 1,649 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. In addition to minimum monthly rent payments, the leases generally include reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the third quarter, the leasing team signed 92 leases totaling 276,000 square feet of new, expansion and renewal leases, compared to 113 leases totaling 270,000 square feet in the third quarter of 2016. The total lease value added during the quarter was $18.9 million compared to $16.3 million during the same period last year. The Company's total Operating Portfolio occupancy stood at 90.1% at quarter end.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company's activities over the last twelve months, the Company’s undepreciated cost basis real estate assets grew by $226.0 million to $1.14 billion at September 30, 2017, compared to $918.6 million at September 30, 2016.

Liquidity, Debt and Credit Facility:

At September 30, 2017, 48 of the Company’s wholly-owned 58 properties were unencumbered by mortgage debt, with an aggregate undepreciated cost basis of $732.9 million. The Company had total real estate debt, net of cash, of $656.1 million, of which approximately 66%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the third quarter was 3.9% and the weighted average remaining term was 5.4 years.

At quarter end, Whitestone had $6.3 million of cash available on its balance sheet and $72.8 million of available capacity under its credit facility, not including a $200 million accordion option.

Dividend

On September 13, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2017, to be paid in three equal installments of $0.095 in October, November, and December 2017.

Board of Trustees

During the third quarter, the Company expanded the size of its Board to seven, adding Nandita Berry and Najeeb A. Khan.

Ms. Berry previously served as the 109th Secretary of State for Texas and was recently inducted into the Texas Women’s Hall of Fame in recognition of her exceptional business achievements. With a distinguished record as a civil servant and previously as a legal advisor in the private sector, Ms. Berry brings substantial experience overseeing financial and strategic planning, leading government and international relations and engaging with key stakeholders.

Mr. Khan is the President and Chief Executive Officer of Interlogic Outsourcing Inc., a company he founded in 2001 and helped grow into one of the nation’s leading cloud-based payroll and human resources management solutions providers. Mr. Khan is a technology and human resources veteran with a proven track record of entrepreneurial success as well as extensive venture and real estate investment experience.

Each of Ms. Berry and Mr. Khan has been determined by the Board to meet the independence standards of the New York Stock Exchange and the Securities and Exchange Commission. Ms. Berry has been appointed to the Audit Committee of the Board. Mr. Khan has been appointed to the Nominating and Governance Committee of the Board.

About Nandita Berry
Ms. Berry recently served as the 109th Secretary of State of Texas. In that capacity, her many roles and responsibilities included Economic Ambassador, Chief Elections Officer, Border Commerce Coordinator and Chief International Protocol Officer. Prior to her position as Secretary of State, Ms. Berry served on the University of Houston System Board of Regents, including as Vice Chairman of The Board of Regents, as well as Chairman of the Audit and Compliance Committee. Additionally, she was a member of both the Finance and Administration Committee and the Academic and Student Success Committee. Previously, Ms. Berry was Senior Counsel for Locke Lord LLP, a full-service international law firm, and for El Paso Energy Corporation, a Fortune 500 natural gas company. In addition to being inducted into the Texas Women’s Hall of Fame in 2014 for exceptional business achievement and being recognized as one of Houston’s 50 Most Influential Women by Houston Woman Magazine, she has also served as a member of the Board of Directors for the Houston Zoo, Inc., South Asian Chamber of Commerce, and Community Family Center of Houston. Ms. Berry holds a Bachelor’s Degree in Economics and Political Science from both the University of Houston and Mt. Carmel College, Bangalore, India. In addition, she holds a Juris Doctorate from the University of Houston Law Center.

About Najeeb Khan
Mr. Khan is President and Chief Executive Officer of Interlogic Outsourcing Inc. (IOI), a company he founded in 2001 that succeeds Interlogic Systems, Inc. (ISI), a company that Mr. Khan established in 1987. Under his leadership, IOI has grown from a local operation to one of the nation’s leading, award winning cloud-based payroll and human resources management solutions providers. Prior to founding ISI, Mr. Khan served as Vice President of Commercial Services for Midwest Commerce Data Corporation, a wholly owned subsidiary of NBD Midwest Commerce Bank, where he was responsible for the commercial services division that provided outsourcing solutions for payroll, accounting and inventory controls to diverse businesses. Mr. Khan currently serves as a Director of 1st Source Bank (SRCE), where he is a member of the Audit Committee and chairs the Loan and Fund Committee. Mr. Khan previously served as a Trustee of Memorial Health Foundation, on the Investment Committee of Community Foundation of St. Joseph County, Studebaker Museum and as a member of the Finance Committees for WNIT Public Television, and Holy Cross College. He holds a Bachelor of Science Degree in Mathematics and Computer Science from Grand Valley State University.

2017 Guidance

The Company reaffirms its previously released guidance for 2017 and expects net income attributable to Whitestone REIT for 2017 to range from $0.26 to $0.31 per share and FFO and FFO Core to range from $0.97 to $1.02 and $1.29 to $1.34 per share, respectively. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, November 2, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (888) 471-3843
Dial-in number for international participants:    (719) 325-4748

The conference call will be recorded and a telephone replay will be available through Thursday, November 16, 2017. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            6378678

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The third quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. As of October 31, 2017, Whitestone's total shareholder return ranks #1 of 17, #4 of 17, and #4 of 14, of the U.S. public shopping center REITs for the one-year, three-year, and five-year periods, respectively. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Kevin Reed
Director of Investor Relations
(713) 435-2219
kreed@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,144,558	$920,310
Accumulated depreciation	(124,268)	(107,258)
Total real estate assets	1,020,290	813,052
Cash and cash equivalents	6,338	4,168
Restricted cash	105	56
Marketable securities	242	517
Escrows and acquisition deposits	9,116	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,212	19,951
Unamortized lease commissions and loan costs	8,397	8,083
Prepaid expenses and other assets	3,448	2,762
Total assets	$1,070,148	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$662,675	$544,020
Accounts payable and accrued expenses	35,041	28,692
Tenants' security deposits	6,746	6,125
Dividends and distributions payable	11,401	8,729
Total liabilities	715,863	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 38,524,480 and 29,468,563 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	38	29
Additional paid-in capital	509,774	396,494
Accumulated deficit	(167,397)	(141,695)
Accumulated other comprehensive gain	1,004	859
Total Whitestone REIT shareholders' equity	343,419	255,687
Noncontrolling interests:
Redeemable operating partnership units	11,002	11,941
Noncontrolling interest in Consolidated Partnership	(136)	15
Total noncontrolling interests	10,866	11,956
Total equity	354,285	267,643
Total liabilities and equity	$1,070,148	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Property revenues
Rental revenues	$24,891	$19,844	$69,197	$58,915
Other revenues	8,762	5,664	22,931	17,157
Total property revenues	33,653	25,508	92,128	76,072

Property expenses
Property operation and maintenance	6,104	4,904	16,973	14,381
Real estate taxes	5,181	3,414	13,588	10,072
Total property expenses	11,285	8,318	30,561	24,453

Other expenses (income)
General and administrative	5,581	6,218	17,598	16,467
Depreciation and amortization	7,247	5,449	19,936	16,362
Interest expense	6,376	4,669	17,158	14,221
Interest, dividend and other investment income	(142)	(164)	(381)	(339)
Total other expense	19,062	16,172	54,311	46,711

Income before gain (loss) on sale or disposal of properties or assets and income taxes	3,306	1,018	7,256	4,908

Provision for income taxes	(126)	(80)	(296)	(247)
Gain on sale of properties	—	—	16	2,890
Gain (loss) on sale or disposal of assets	(40)	26	(135)	10

Net income	3,140	964	6,841	7,561

Redeemable operating partnership units	84	15	201	131
Non-controlling interests in Consolidated Partnership	63	—	228	—
Less: Net income attributable to noncontrolling interests	147	15	429	131

Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.03	$0.18	$0.25
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.03	$0.17	$0.25

Weighted average number of common shares outstanding:
Basic	37,992	28,195	34,406	27,210
Diluted	38,589	29,024	35,211	28,013

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$3,140	$964	$6,841	$7,561

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	172	1,529	124	(6,962)
Unrealized gain (loss) on available-for-sale marketable securities	(7)	(11)	26	20

Comprehensive income	3,305	2,482	6,991	619

Less: Net income attributable to noncontrolling interests	147	15	429	131
Less: Comprehensive gain attributable to noncontrolling interests	5	26	5	(120)

Comprehensive income attributable to Whitestone REIT	$3,153	$2,441	$6,557	$608

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities:
Net income	$6,841	$7,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,936	16,362
Amortization of deferred loan costs	953	1,202
Amortization of notes payable discount	447	241
Gain on sale of marketable securities	(5)	—
Loss (gain) on sale or disposal of assets and properties	119	(2,900)
Bad debt expense	1,442	1,298
Share-based compensation	7,347	6,874
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(2,496)	485
Accrued rent and accounts receivable	(3,703)	(2,802)
Unamortized lease commissions	(2,196)	(2,126)
Prepaid expenses and other assets	411	725
Accounts payable and accrued expenses	(1,718)	261
Tenants' security deposits	621	812
Net cash provided by operating activities	27,999	27,993
Cash flows from investing activities:
Acquisitions of real estate	(124,557)	(60,616)
Additions to real estate	(13,499)	(15,362)
Proceeds from sales of properties	26	3,957
Proceeds from sales of marketable securities	306	—
Net cash used in investing activities	(137,724)	(72,021)
Cash flows from financing activities:
Distributions paid to common shareholders	(29,494)	(23,606)
Distributions paid to OP unit holders	(932)	(415)
Distributions paid to noncontrolling interest in Consolidated Partnership	(379)	—
Proceeds from issuance of common shares, net of offering costs	107,619	26,686
Net proceeds from credit facility	40,600	64,000
Repayments of notes payable	(2,788)	(13,552)
Payments of loan origination costs	(695)	—
Change in restricted cash	(49)	18
Repurchase of common shares	(1,987)	(2,904)
Net cash provided by financing activities	111,895	50,227

Net increase in cash and cash equivalents	2,170	6,199
Cash and cash equivalents at beginning of period	4,168	2,587
Cash and cash equivalents at end of period	$6,338	$8,786

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$16,311	$13,700
Cash paid for taxes	329	284
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$995	$544
Financed insurance premiums	$1,115	$1,060
Value of shares issued under dividend reinvestment plan	$95	$83
Value of common shares exchanged for OP units	$206	$125
Change in fair value of available-for-sale securities	$26	$20
Change in fair value of cash flow hedge	$124	$(6,962)
Acquisition of real estate in exchange for OP units	$—	$8,738
Reallocation of ownership percentage between parent and subsidiary	$9	$—

Whitestone REIT and Subsidiaries
Consolidating Balance Sheet
As of September 30, 2017
(unaudited)
(in thousands, except share and per unit data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
ASSETS
Real estate assets, at cost
Property	$1,051,053	$93,505	$—	$1,144,558
Accumulated depreciation	(89,179)	(35,089)	—	(124,268)
Total real estate assets	961,874	58,416	—	1,020,290
Cash and cash equivalents	4,092	2,246	—	6,338
Restricted cash	105	—	—	105
Marketable securities	242	—	—	242
Escrows and acquisition deposits	7,029	2,087	—	9,116
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,870	4,664	(3,322)	22,212
Unamortized lease commissions and loan costs	6,829	1,568	—	8,397
Prepaid expenses and other assets	17,096	130	(13,778)	3,448
Total assets	$1,018,137	$69,111	$(17,100)	$1,070,148

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$613,150	$64,998	$(15,473)	$662,675
Accounts payable and accrued expenses	33,557	4,806	(3,322)	35,041
Tenants' security deposits	5,617	1,129	—	6,746
Dividends and distributions payable	11,289	606	(494)	11,401
Total liabilities	663,613	71,539	(19,289)	715,863
Commitments and contingencies:	—	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	—	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 38,524,480 and 29,468,563 issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	38	—	—	38
Additional paid-in capital	509,877	(2,292)	2,189	509,774
Accumulated deficit	(167,397)	—	—	(167,397)
Accumulated other comprehensive loss	1,004	—	—	1,004
Total Whitestone REIT shareholders' equity	343,522	(2,292)	2,189	343,419
Redeemable operating partnership units	11,002	—	—	11,002
Noncontrolling interests in Consolidated Partnership	—	(136)	—	(136)
Noncontrolling interest in subsidiary	11,002	(136)	—	10,866
Total equity	354,524	(2,428)	2,189	354,285
Total liabilities and equity	$1,018,137	$69,111	$(17,100)	$1,070,148

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Three Months Ended September 30, 2017
(unaudited)
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$21,465	$3,426	$—	$24,891
Other revenues	8,106	656	—	8,762
Intercompany management fees	252	—	(252)	—
Total property revenues	29,823	4,082	(252)	33,653

Property expenses
Property operation and maintenance	5,193	911	—	6,104
Real estate taxes	4,280	901	—	5,181
Intercompany management fees	—	252	(252)	—
Total property expenses	9,473	2,064	(252)	11,285

Other expenses (income)
General and administrative	5,581	—	—	5,581
Depreciation and amortization	6,281	966	—	7,247
Interest expense	5,832	680	(136)	6,376
Interest, dividend and other investment income	(278)	—	136	(142)
Total other expense	17,416	1,646	—	19,062

Income before loss on sale or disposal of assets and income taxes	2,934	372	—	3,306

Provision for income taxes	(106)	(20)	—	(126)
Gain on sale of properties	—	—	—	—
Loss on sale or disposal of assets	(26)	(14)	—	(40)

Net income	2,802	338	—	3,140

Redeemable operating partnership units	84	—	—	84
Non-controlling interests in Consolidated Partnership	—	63	—	63
Less: Net income attributable to noncontrolling interests	84	63	—	147

Net income attributable to Whitestone REIT	$2,718	$275	$—	$2,993

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Nine Months Ended September 30, 2017
(unaudited)
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$58,986	$10,211	$—	$69,197
Other revenues	21,007	1,924	—	22,931
Intercompany management fees	752	—	(752)	—
Total property revenues	80,745	12,135	(752)	92,128

Property expenses
Property operation and maintenance	14,052	2,921	—	16,973
Real estate taxes	11,387	2,201	—	13,588
Intercompany management fees	—	752	(752)	—
Total property expenses	25,439	5,874	(752)	30,561

Other expenses (income)
General and administrative	17,598	—	—	17,598
Depreciation and amortization	17,023	2,913	—	19,936
Interest expense	15,522	2,028	(392)	17,158
Interest, dividend and other investment income	(773)	—	392	(381)
Total other expense	49,370	4,941	—	54,311

Income before loss on sale or disposal of assets and income taxes	5,936	1,320	—	7,256

Provision for income taxes	(231)	(65)	—	(296)
Gain on sale of properties	16	—	—	16
Loss on sale or disposal of assets	(110)	(25)	—	(135)

Net income	5,611	1,230	—	6,841

Redeemable operating partnership units	201	—	—	201
Non-controlling interests in Consolidated Partnership	—	228	—	228
Less: Net income attributable to noncontrolling interests	201	228	—	429

Net income attributable to Whitestone REIT	$5,410	$1,002	$—	$6,412

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
FFO AND FFO CORE	2017	2016	2017	2016
Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,015	5,405	19,255	16,195
(Gain) loss on sale or disposal of assets and properties	37	(26)	114	(2,900)
Net income attributable to exchangeable operating partnership units	84	15	201	131
FFO	10,129	6,343	25,982	20,856

Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,704	3,042	7,545	6,886
Acquisition costs	264	427	1,398	990
FFO Core	$13,097	$9,812	$34,925	$28,732

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,129	$6,343	$25,982	$20,856
Distributions paid on unvested restricted common shares	(148)	(146)	(344)	(498)
FFO excluding amounts attributable to unvested restricted common shares	$9,981	$6,197	$25,638	$20,358
FFO Core excluding amounts attributable to unvested restricted common shares	$12,949	$9,666	$34,581	$28,234

Denominator:
Weighted average number of total common shares - basic	37,992	28,195	34,406	27,210
Weighted average number of total noncontrolling OP units - basic	1,084	487	1,090	488
Weighted average number of total common shares and noncontrolling OP units - basic	39,076	28,682	35,496	27,698

Effect of dilutive securities:
Unvested restricted shares	597	829	805	803
Weighted average number of total common shares and noncontrolling OP units - diluted	39,673	29,511	36,301	28,501

FFO per common share and OP unit - basic	$0.26	$0.22	$0.72	$0.73
FFO per common share and OP unit - diluted	$0.25	$0.21	$0.71	$0.71

FFO Core per common share and OP unit - basic	$0.33	$0.34	$0.97	$1.02
FFO Core per common share and OP unit - diluted	$0.33	$0.33	$0.95	$0.99

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430
General and administrative expenses	5,581	6,218	17,598	16,467
Depreciation and amortization	7,247	5,449	19,936	16,362
Interest expense	6,376	4,669	17,158	14,221
Interest, dividend and other investment income	(142)	(164)	(381)	(339)
Provision for income taxes	126	80	296	247
Gain on sale of properties	—	—	(16)	(2,890)
(Gain) loss on disposal of assets	40	(26)	135	(10)
Net income attributable to noncontrolling interests	147	15	429	131
NOI	$22,368	$17,190	$61,567	$51,619

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$2,993	$949	$6,412	$7,430
Depreciation and amortization	7,247	5,449	19,936	16,362
Interest expense	6,376	4,669	17,158	14,221
Provision for income taxes	126	80	296	247
Gain on sale of properties	—	—	(16)	(2,890)
(Gain) loss on disposal of assets	40	(26)	135	(10)
Net income attributable to noncontrolling interests	147	15	429	131
EBITDA (1)	$16,929	$11,136	$44,350	$35,491

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2017	2017	2017	2016
Net income attributable to Whitestone REIT	$2,993	$1,983	$1,440	$532
Depreciation and amortization	7,247	6,681	6,008	6,095
Interest expense	6,376	5,629	5,153	5,018
Provision for income taxes	126	89	81	42
Gain on sale of properties	—	(16)	—	(467)
Loss on disposal of assets	40	72	23	106
Net income attributable to noncontrolling interests	147	161	117	35
EBITDA (1)	$16,929	$14,599	$12,822	$11,361

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	September 30,			Percent
	2017	2016	Change	Change
Same Store (49 properties, exclusive of land held for development)
Property revenues
Rental revenues	$16,998	$16,471	$527	3%
Other revenues	6,076	5,025	1,051	21%
Total property revenues	23,074	21,496	1,578	7%

Property expenses
Property operation and maintenance	4,162	3,811	351	9%
Real estate taxes	3,346	2,812	534	19%
Total property expenses	7,508	6,623	885	13%

Total Same Store net operating income	15,566	14,873	693	5%

Non-Same Store (4 Properties, exclusive of land held for development)
Property revenues
Rental revenues	4,677	128	4,549	Not meaningful
Other revenues	1,996	35	1,961	Not meaningful
Total property revenues	6,673	163	6,510	Not meaningful

Property expenses
Property operation and maintenance	949	39	910	Not meaningful
Real estate taxes	934	12	922	Not meaningful
Total property expenses	1,883	51	1,832	Not meaningful

Total Non-Same Store net operating income	4,790	112	4,678	Not meaningful

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	3,216	3,245	(29)	(1)%
Other revenues	690	604	86	14%
Total property revenues	3,906	3,849	57	1%

Property expenses
Property operation and maintenance	993	1,054	(61)	(6)%
Real estate taxes	901	590	311	53%
Total property expenses	1,894	1,644	250	15%

Total Consolidated Partnership properties net operating income	2,012	2,205	(193)	(9)%

Total property net operating income	22,368	17,190	5,178	30%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	19,228	16,226	3,002	19%

Net income	$3,140	$964	$2,176	226%

	Nine Months Ended
	September 30,			Percent
	2017	2016	Change	Change
Same Store (49 properties, exclusive of land held for development)
Property revenues
Rental revenues	$50,486	$48,869	$1,617	3%
Other revenues	17,547	15,331	2,216	14%
Total property revenues	68,033	64,200	3,833	6%

Property expenses
Property operation and maintenance	12,075	11,359	716	6%
Real estate taxes	9,883	8,382	1,501	18%
Total property expenses	21,958	19,741	2,217	11%

Total Same Store net operating income	46,075	44,459	1,616	4%

Non-Same Store (4 Properties, exclusive of land held for development)
Property revenues
Rental revenues	9,082	387	8,695	Not meaningful
Other revenues	3,438	140	3,298	Not meaningful
Total property revenues	12,520	527	11,993	Not meaningful

Property expenses
Property operation and maintenance	1,762	117	1,645	Not meaningful
Real estate taxes	1,537	56	1,481	Not meaningful
Total property expenses	3,299	173	3,126	Not meaningful

Total Non-Same Store net operating income	9,221	354	8,867	Not meaningful

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	9,629	9,659	(30)	0%
Other revenues	1,946	1,686	260	15%
Total property revenues	11,575	11,345	230	2%

Property expenses
Property operation and maintenance	3,136	2,905	231	8%
Real estate taxes	2,168	1,634	534	33%
Total property expenses	5,304	4,539	765	17%

Total Consolidated Partnership properties net operating income	6,271	6,806	(535)	(8)%

Total property net operating income	61,567	51,619	9,948	19%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	54,726	44,058	10,668	24%

Net income	$6,841	$7,561	$(720)	(10)%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2017 to the three months ended September 30, 2016, Same Stores include properties owned before July 1, 2016. For purposes of comparing the nine months ended September 30, 2017 to the nine months ended September 30, 2016, Same Stores include properties owned before January 1, 2016.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2017 to the three months ended September 30, 2016, Non-Same Stores include properties acquired between July 1, 2016 and September 30, 2017 and properties sold between July 1, 2016 and September 30, 2017, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2017 to the nine months ended September 30, 2016, Non-Same Stores include properties acquired between January 1, 2016 and September 30, 2017 and properties sold between January 1, 2016 and September 30, 2017.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Other Financial Information:(1)

Tenant improvements (2)	$690	$696	$2,334	$1,880
Leasing commissions (2)	$770	$791	$1,796	$1,802
Maintenance capital	$863	$756	$2,511	$1,945
Scheduled debt principal payments	$578	$562	$1,716	$1,603
Straight line rent income	$904	$402	$2,146	$1,237
Market rent amortization income from acquired leases	$279	$289	$580	$329
Non-cash share-based compensation expense	$2,518	$3,042	$7,359	$6,886
Non-real estate depreciation and amortization	$53	$45	$141	$168
Amortization of loan fees	$324	$313	$939	$943
Acquisition costs	$264	$427	$1,398	$990
Undepreciated value of unencumbered properties	$756,064	$686,894	$756,064	$686,894
Number of unencumbered properties	52	52	52	52
Full time employees	109	101	109	101

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2017
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.3%	38,524
Operating partnership units outstanding	2.7%	1,084
Total	100.0%	39,608

Market price of common shares as of
September 30, 2017		$13.05

Total equity capitalization		516,884	44%

Debt Capitalization:
Outstanding debt		$664,624
Less: Cash and cash equivalents		(6,338)
		658,286	56%

Total Market Capitalization as of
September 30, 2017		$1,175,170	100%

SELECTED RATIOS:
	Three Months Ended
	September	June 30,	March 31,	December 31,
	2017	2017	2017	2016
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$16,929	$14,599	$12,822	$11,361

Interest expense	6,376	5,629	5,153	5,018
Less: amortization of loan fees	(329)	(314)	(310)	(310)
Interest expense, excluding amortization of loan fees	6,047	5,315	4,843	4,708

Ratio of EBITDA to interest expense	2.8	2.7	2.6	2.4

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$664,624	$665,524	$556,819	$545,512
Less: Cash	(6,338)	(9,267)	(6,503)	(4,168)
Outstanding debt after cash	$658,286	$656,257	$550,316	$541,344

Undepreciated real estate assets	$1,144,558	$1,140,299	$924,280	$920,310

Ratio of debt to real estate assets	58%	58%	60%	59%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	September	June 30,	March 31,	December 31,
	2017	2017	2017	2016
Debt/EBITDA Ratio
Outstanding debt	$664,624	$665,524	$556,819	$545,512
Less: Cash	(6,338)	(9,267)	(6,503)	(4,168)
Outstanding debt after cash	658,286	656,257	550,316	541,344

EBITDA	$16,929	$14,599	$12,822	$11,361
Share based compensation	2,704	2,390	2,451	3,361
Acquisition costs	264	716	418	1,111
EBITDA, adjusted	19,897	17,705	15,691	15,833

Impact of partial quarter acquisitions and dispositions	—	1,954	—	—

Pro forma quarterly EBITDA, adjusted	19,897	19,659	15,691	15,833

Pro forma annualized EBITDA, adjusted (1)	79,588	78,636	62,764	63,332

Ratio of debt to pro forma EBITDA, adjusted	8.27	8.35	8.77	8.55

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2017	December 31, 2016
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,800	$9,980
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	—
$37.0 million 3.76% Note, due December 1, 2020 (5)	33,406	34,166
$6.5 million 3.80% Note, due January 1, 2019	5,887	6,019
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,449	19,708
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	16,119	16,298
$15.1 million 4.99% Note, due January 6, 2024	14,919	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (6)	7,844	7,869
$2.6 million 5.46% Note, due October 1, 2023	2,483	2,512
$1.1 million 2.97% Note, due November 28, 2017	217	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (7)	227,200	186,600
Total notes payable principal	664,624	545,512
Less deferred financing costs, net of accumulated amortization	(1,949)	(1,492)
	$662,675	$544,020

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

(7)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2017
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2017	$928	$7,839	$8,767	1.3%
2018	$2,576	9,560	12,136	1.8%
2019	$2,392	232,857	235,249	35.4%
2020	$2,876	79,951	82,827	12.5%
2021	$1,918	50,000	51,918	7.8%
Thereafter	$4,444	269,283	273,727	41.2%
Total	$15,134	$649,490	$664,624	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	September 30,	September 30,	June 30,	March 31,	December 31,
Community Centered Properties®	2017	2017	2017	2017	2016
Whitestone	4,897,822	90%	90%	89%	90%
Pillarstone	1,531,737	80%	78%	80%	81%
Development, New Acquisitions (1)	125,393	77%	73%	63%	63%
Total	6,554,952	87%	87%	86%	87%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Phoenix, Houston and Austin	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/2016	2017, 2020, 2020, 2021, 2024 and 2034
Whole Foods Market	Houston	2,042	2.5%	9/3/2014	2035
Frost Bank	Houston	1,845	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,141	1.4%	10/1/15	2026
Bashas' Inc. (4)	Phoenix	936	1.1%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (5)	Phoenix and Houston	863	1.1%	8/16/1994, 2/1/2004, 1/27/2006, and 5/1/2014	2018, 2018, 2019 and 2024
Walgreens & Co. (6)	Phoenix and Houston	828	1.0%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Dollar Tree (7)	Phoenix and Houston	729	0.9%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, 4/4/2011 and 5/21/2013	2017, 2020, 2020, 2021, 2021, 2023 and 2027
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Wells Fargo & Company (8)	Phoenix	664	0.8%	10/24/1996 and 4/16/1999	2018 and 2022
University of Phoenix	San Antonio	541	0.7%	10/18/2010	2018
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	San Antonio, Phoenix and Houston	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House	Phoenix	466	0.6%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2023
		$14,607	17.9%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2017 for each applicable tenant multiplied by 12.

(3)
As of September 30, 2017, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in November 2017, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of September 30, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(5)
As of September 30, 2017, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2018, was $20,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2018, was $126,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $36,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.9% of our total annualized rental revenue.

(6)
As of September 30, 2017, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $82,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(7)
As of September 30, 2017, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in December 2017, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of September 30, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $114,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $550,000, which represents approximately 0.7% of our total annualized base rental revenue.

(9)
As of September 30, 2017, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
RENEWALS
Number of Leases	49	68	164	200
Total Square Feet (1)	140,421	174,673	432,440	510,992
Average Square Feet	2,866	2,569	2,637	2,555
Total Lease Value	$9,534,000	$7,788,000	$25,210,000	$26,081,000
NEW LEASES
Number of Leases	43	45	108	136
Total Square Feet (1)	135,265	95,081	294,783	352,944
Average Square Feet	3,146	2,113	2,729	2,595
Total Lease Value	$9,618,000	$8,506,000	$31,234,000	$30,982,000
TOTAL LEASES
Number of Leases	92	113	272	336
Total Square Feet (1)	275,686	269,754	727,223	863,936
Average Square Feet	2,997	2,387	2,674	2,571
Total Lease Value	$19,152,000	$16,294,000	$56,444,000	$57,063,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
RENEWALS
Number of Leases	36	42	116	135
Total Square Feet (1)	107,913	103,102	283,530	305,476
Average Square Feet	2,998	2,455	2,444	2,263
Total Lease Value	$8,494,000	$6,224,000	$21,133,000	$20,850,000
NEW LEASES
Number of Leases	31	29	81	85
Total Square Feet (1)	93,549	61,304	210,361	194,953
Average Square Feet	3,018	2,114	2,597	2,294
Total Lease Value	$7,844,000	$7,150,000	$26,824,000	$22,499,000
TOTAL LEASES
Number of Leases	67	71	197	220
Total Square Feet (1)	201,462	164,406	493,891	500,429
Average Square Feet	3,007	2,316	2,507	2,275
Total Lease Value	$16,338,000	$13,374,000	$47,957,000	$43,349,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2017	49	$12,691,808	168,487	4.0	$393,084	$2.33	$17.30	$17.04	$44,042	1.5%	$270,777	9.5%
2nd Quarter 2017	42	4,971,774	81,314	3.0	165,662	2.04	15.79	16.23	(35,297)	(2.7)%	54,709	4.4%
1st Quarter 2017	49	8,995,340	112,649	3.9	302,258	2.68	20.20	19.89	34,228	1.6%	158,984	7.4%
4th Quarter 2016	37	10,517,254	124,838	6.6	315,900	2.53	14.02	13.68	42,453	2.5%	118,956	7.1%
Total - 12 months	177	$37,176,176	487,288	4.5	$1,176,904	$2.42	$16.88	$16.70	$85,426	1.1%	$603,426	7.6%

Comparable New Leases:
3rd Quarter 2017	13	$4,198,032	60,574	3.8	$222,992	$3.68	$15.68	$17.24	$(94,183)	(9.0)%	$82,008	8.0%
2nd Quarter 2017	3	499,832	4,499	5.9	35,798	7.96	18.99	19.17	(794)	(0.9)%	4,736	5.8%
1st Quarter 2017	9	1,533,894	18,653	4.5	95,726	5.13	18.38	18.33	969	0.3%	10,339	3.1%
4th Quarter 2016	5	3,681,027	48,715	9.6	180,896	3.71	7.72	7.58	6,964	1.8%	(266)	(0.1)%
Total - 12 months	30	$9,912,785	132,441	6.1	$535,412	$4.04	$13.25	$13.90	$(87,044)	(4.7)%	$96,817	5.3%

Comparable Renewal Leases:
3rd Quarter 2017	36	$8,493,776	107,913	4.0	$170,092	$1.58	$18.20	$16.92	$138,225	7.6%	$188,769	10.4%
2nd Quarter 2017	39	4,471,942	76,815	2.9	129,864	1.69	15.60	16.05	$(34,503)	(2.8)%	49,973	4.3%
1st Quarter 2017	40	7,461,446	93,996	3.8	206,532	2.20	20.56	$20.21	33,259	1.7%	148,645	8.2%
4th Quarter 2016	32	6,836,227	76,123	4.7	135,004	1.77	18.04	17.58	35,489	2.6%	119,222	9.3%
Total - 12 months	147	$27,263,391	354,847	3.8	$641,492	$1.81	$18.23	$17.74	$172,470	2.8%	$506,609	8.3%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2017	67	$16,337,364	201,742	4.1	$566,574	$2.81	18.21
2nd Quarter 2017	65	18,119,486	155,408	5.4	1,019,122	6.56	17.62
1st Quarter 2017	65	14,708,609	144,168	4.4	802,674	5.57	21.76
4th Quarter 2016	63	18,961,325	196,746	6.0	945,768	4.81	16.57
Total - 12 months	260	$68,126,784	698,064	5.0	$3,334,138	$4.78	$18.35

New
3rd Quarter 2017	31	$7,843,588	93,829	4.1	$396,482	$4.23	$18.23
2nd Quarter 2017	26	13,647,544	78,593	8.0	889,258	11.31	19.58
1st Quarter 2017	24	6,414,383	43,766	5.6	514,144	11.75	24.03
4th Quarter 2016	30	11,810,806	110,325	7.3	796,948	7.22	15.09
Total - 12 months	111	$39,716,321	326,513	6.3	$2,596,832	$7.95	$18.27

Renewal
3rd Quarter 2017	36	$8,493,776	107,913	4.0	$170,092	$1.58	18.20
2nd Quarter 2017	39	4,471,942	76,815	2.9	129,864	1.69	15.60
1st Quarter 2017	41	8,294,226	100,402	3.8	288,530	2.87	20.78
4th Quarter 2016	33	7,150,519	86,421	4.3	148,820	1.72	18.46
Total - 12 months	149	$28,410,463	371,551	3.8	$737,306	$1.98	$18.42

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	175	433,506	6.6%	$5,941	6.2%	$13.70
2018	377	953,795	14.6%	15,122	15.9%	15.85
2019	269	731,727	11.2%	13,153	13.8%	17.98
2020	251	957,539	14.6%	14,543	15.3%	15.19
2021	194	602,864	9.2%	10,639	11.2%	17.65
2022	178	635,735	9.7%	10,225	10.7%	16.08
2023	51	273,400	4.2%	3,866	4.1%	14.14
2024	51	416,412	6.4%	6,792	7.1%	16.31
2025	31	126,373	1.9%	2,985	3.1%	23.62
2026	21	164,033	2.5%	3,175	3.3%	19.36
Total	1,598	5,295,384	80.9%	$86,441	90.7%	$16.32

(1)	Lease expirations table reflects rents in place as of September 30, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2017	125	285,312	5.7%	$4,478	5.4%	$15.70
2018	267	560,504	11.2%	10,948	13.3%	19.53
2019	218	575,457	11.5%	11,361	13.8%	19.74
2020	199	744,115	14.8%	12,628	15.4%	16.97
2021	164	475,369	9.5%	9,068	11.0%	19.08
2022	154	552,276	11.0%	9,196	11.2%	16.65
2023	44	220,169	4.4%	3,283	4.0%	14.91
2024	48	395,276	7.9%	6,618	8.1%	16.74
2025	30	119,173	2.4%	2,985	3.6%	25.05
2026	21	164,033	3.3%	3,175	3.9%	19.36
Total	1,270	4,091,684	81.7%	$73,740	89.7%	$18.02

(1)	Lease expirations table reflects rents in place as of September 30, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2017 FINANCIAL GUIDANCE

As of
November 1, 2017
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.26 - $0.31
FFO Core per common share and OP unit - diluted	$1.29 - $1.34
FFO per common share and OP unit - diluted	$0.97 - $1.02
Same Store Property NOI	2% - 4%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2017 FINANCIAL GUIDANCE (per diluted common share and OP unit)

Guidance:	As of November 1, 2017
Net income attributable to Whitestone REIT	$0.26	$0.31

Adjustments to reconcile net income to FFO:
Depreciation expense, amortization, gain on disposal of assets	0.71	0.71
FFO	$0.97	$1.02

Adjustments to reconcile FFO to FFO Core:
Non-cash share based compensation and acquisition expenses	0.32	0.32
FFO Core	$1.29	$1.34

Whitestone REIT and Subsidiaries Property Details As of September 30, 2017

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 9/30/2017	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	91%	$899	$13.60	$13.75
Anthem Marketplace	Phoenix	2000	113,293	95%	1,711	15.90	16.01
Bellnott Square	Houston	1982	73,930	36%	317	11.91	11.87
Bissonnet Beltway	Houston	1978	29,205	81%	321	13.57	13.61
BLVD Place	Houston	2014	216,944	100%	8,416	38.79	42.81
The Citadel	Phoenix	2013	28,547	91%	469	18.05	17.17
City View Village	San Antonio	2005	17,870	93%	428	25.75	29.36
Davenport Village	Austin	1999	128,934	93%	2,798	23.33	25.09
Desert Canyon	Phoenix	2000	62,533	87%	776	14.26	14.30
Eldorado Plaza	Dallas	2004	221,577	97%	3,130	14.56	15.15
Fountain Hills	Phoenix	2009	111,289	87%	1,679	17.34	17.48
Fountain Square	Phoenix	1986	118,209	90%	1,803	16.95	16.48
Fulton Ranch Towne Center	Phoenix	2005	113,281	83%	1,687	17.94	17.03
Gilbert Tuscany Village	Phoenix	2009	49,415	95%	852	18.15	18.13
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,504	21.79	22.64
Headquarters Village	Dallas	2009	89,134	92%	2,316	28.24	30.33
Keller Place	Dallas	2001	93,541	96%	918	10.22	10.65
Kempwood Plaza	Houston	1974	93,161	82%	877	11.48	11.65
La Mirada	Phoenix	1997	147,209	83%	2,529	20.70	21.39
Lion Square	Houston	2014	117,592	97%	1,365	11.97	12.41
The Marketplace at Central	Phoenix	2012	111,130	99%	964	8.76	8.61
Market Street at DC Ranch	Phoenix	2003	242,459	92%	4,233	18.98	19.00
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	59%	1,279	18.26	21.37
Paradise Plaza	Phoenix	1983	125,898	94%	1,694	14.31	14.46
Parkside Village North	Austin	2005	27,045	100%	657	24.29	30.21
Parkside Village South	Austin	2012	90,101	100%	2,291	25.43	26.65
Pima Norte	Phoenix	2007	35,110	66%	397	17.13	18.08
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,220	19.63	19.87
Pinnacle Phase II	Phoenix	2017	27,063	91%	601	24.40	31.43
The Promenade at Fulton Ranch	Phoenix	2007	98,792	64%	1,033	16.34	17.05
Providence	Houston	1980	90,327	96%	851	9.81	9.95
Quinlan Crossing	Austin	2012	109,892	90%	2,257	22.82	24.19
Shaver	Houston	1978	21,926	99%	296	13.64	13.31
Shops at Pecos Ranch	Phoenix	2009	78,767	98%	1,546	20.03	20.79
Shops at Starwood	Dallas	2006	55,385	91%	1,480	29.36	29.96
The Shops at Williams Trace	Houston	1985	132,991	96%	1,894	14.83	14.91
South Richey	Houston	1980	69,928	95%	682	10.27	10.22
Spoerlein Commons	Chicago	1987	41,455	76%	684	21.71	21.55
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,665	23.46	23.39
SugarPark Plaza	Houston	1974	95,032	100%	983	10.34	11.95
Sunridge	Houston	1979	49,359	75%	456	12.32	11.97
Sunset at Pinnacle Peak	Phoenix	2000	41,530	92%	611	15.99	16.52
Terravita Marketplace	Phoenix	1997	102,733	95%	1,403	14.38	14.59
Torrey Square	Houston	1983	105,766	83%	748	8.52	8.81
Town Park	Houston	1978	43,526	100%	892	20.49	21.18
Village Square at Dana Park	Phoenix	2009	323,026	92%	6,593	22.18	21.58
Westchase	Houston	1978	50,332	84%	538	12.73	14.69
Williams Trace Plaza	Houston	1983	129,222	92%	1,619	13.62	14.29
Windsor Park	San Antonio	2012	196,458	97%	2,149	11.28	10.83
Woodlake Plaza	Houston	1974	106,169	87%	1,504	16.28	16.53
Total/Weighted Average - Whitestone Properties			4,890,528	90%	79,015	17.95	18.56

Whitestone Development Properties:
Seville	Phoenix	1990	90,042	83%	$2,400	$32.11	$33.05
Shops at Starwood Phase III	Dallas	2016	35,351	63%	455	20.43	38.88
Total/Weighted Average - Development Properties (4)			125,393	77%	2,855	29.57	34.55

Total/Weighted Average - Whitestone Properties			5,015,921	90%	81,870	18.14	18.84

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	75%	$1,269	$13.44	$13.83
Corporate Park Northwest	Houston	1981	174,359	79%	1,755	12.74	12.89
Corporate Park West	Houston	1999	175,665	76%	1,502	11.25	12.11
Corporate Park Woodland	Houston	2000	99,937	96%	1,039	10.83	10.82
Corporate Park Woodland II	Houston	2000	16,220	70%	167	14.71	14.27
Dairy Ashford	Houston	1981	42,902	32%	95	6.92	8.30
Holly Hall Industrial Park	Houston	1980	90,000	91%	642	7.84	7.34
Holly Knight	Houston	1984	20,015	96%	335	17.43	19.15
Interstate 10 Warehouse	Houston	1980	151,000	100%	688	4.56	4.30
Main Park	Houston	1982	113,410	63%	483	6.76	6.69
Plaza Park	Houston	1982	105,530	64%	579	8.57	8.01
Uptown Tower	Dallas	1982	253,981	79%	3,649	18.19	19.67
Westbelt Plaza	Houston	1978	65,619	71%	511	10.97	10.60
Westgate Service Center	Houston	1984	97,225	99%	607	6.31	7.86
Total/Weighted Average - Pillarstone Properties			1,531,737	80%	13,321	10.87	11.30

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,547,658	87%	$95,191	$16.71	$17.36

(1)
Calculated as the tenant's actual September 30, 2017 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2017. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2017 equaled approximately $273,000 for the month ended September 30, 2017.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of September 30, 2017. Excludes vacant space as of September 30, 2017.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2017, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2017.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of September 30, 2017, these parcels of land were held for development and, therefore, had no gross leasable area.

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